Exhibit 99.1

Contact Information
Investor Contact:	Media Contact:
Meredith Mendola	Nicole Rowe
781.370.6151	781.370.6369
mmendola@ptc.com	nrowe@ptc.com

PTC TO ACQUIRE LEADING ENTERPRISE PUBLISHING COMPANY ARBORTEXT FOR $190 MILLION

Acquisition to benefit both PTC and Arbortext Customers by Enabling Documents to be

Concurrently Developed with Products or Services

NEEDHAM, Mass. – July 6, 2005 – PTC (Nasdaq: PMTC), the Product Development Company™, today announced it has entered into a definitive agreement to acquire Arbortext, Inc., a recognized leader in the emerging Dynamic Enterprise Publishing market, for $190 million in cash. Arbortext serves 1,700 customers worldwide in multiple industries, including discrete manufacturing, life sciences, financial services, insurance, publishing and government. With this acquisition, PTC will be uniquely positioned to enable customers to create, manage and dynamically publish critical information concurrently with the development of related products or services, improving time-to-market, quality, cost and customer satisfaction.

The transaction is expected to close by the end of July 2005, subject to customary conditions including regulatory approval. The transaction has been approved by Arbortext shareholders. PTC expects the acquisition will be accretive to earnings in fiscal 2006.

“For 20 years, PTC has helped more than 35,000 companies develop superior products and improve productivity in product development,” said C. Richard Harrison, president and CEO of PTC. “By bringing our passion for customer success and our technology leadership to the process of dynamic enterprise publishing, we believe we will be able to accelerate our growth. The complementary PTC and Arbortext solutions will enable companies to better capture and deliver critical content that is the basis for a wide variety of upstream and downstream enterprise deliverables.

“This acquisition is a natural extension of PTC’s product development system vision. Together with Arbortext, we will enable discrete manufacturing customers to manage product content and related documentation from concept through retirement,” Harrison continued. “Additionally, this acquisition expands our footprint into new verticals such as pharmaceuticals, financial services, government and traditional publishing by providing these customers with a complete solution for highly personalized product or service offerings.”

Based in Ann Arbor, Michigan, Arbortext has 250 employees in offices around the world and generated approximately $40 million of revenue during the past 12 months. Arbortext’s technologically advanced solutions are revolutionizing the way companies deliver critical business information to multiple audiences through its “dynamic enterprise publishing” approach. By creating and utilizing a single source of XML-based reusable content, Arbortext’s solutions enable the automatic delivery of highly configured interactive content that is accurate, relevant, and precisely tailored to the needs of multiple audiences in a variety of formats. International market research firm IDC ranks Arbortext as a leader in the emerging Dynamic Enterprise Publishing software market, and predicts this market will grow more than 25% annually to over $1 billion in 2009.

Companies of all sizes in all industries create products and services that require vast quantities of documentation such as engineering specifications, user manuals, training materials, promotional materials, product labels, policies and procedures, contracts, service manuals, product catalogs and regulatory submissions. These documents must also meet the specific requirements of multiple audiences, such as customers, employees, partners, investors and regulators. Publishing critical product and service information through an ever-increasing array of media (electronic, print and Web) is one of the most challenging processes companies have yet to optimize.

“Documentation is based on content that evolves constantly, and as such, the process of publishing has traditionally taken place only after products or services are well defined,” said Ray Schiavone, president and CEO of Arbortext. “This has resulted in a manual hand-off of information between various departments where each must laboriously reshape the information to suit their own needs. In addition, the tools traditionally used by companies to publish documents are not flexible or powerful enough to solve the complexity of this process. They require a substantial manual effort, and produce generic information that attempts to meet the needs of all audiences while satisfying none. Arbortext’s technology approach is completely different from that of traditional tools, and significantly reduces waste and duplication inherent in the publishing process today.”

“The powerful combination of PTC and Arbortext will enable the delivery of the industry’s first turnkey solution for creating and managing a single source of product and service information, and then configuring and publishing that information dynamically for a variety of downstream uses,” said Jim Heppelmann, executive vice president and chief product officer of PTC. “Arbortext’s technology fits well with PTC’s product development system, enabling full information associativity throughout the product lifecycle. This will allow product changes to be automatically updated in all formats, ensuring that all enterprise users, suppliers and customers use the most accurate and up-to-date information. The combined solutions will provide customers with a new breed of innovative information delivery vehicles that create highly dynamic and personalized user experiences. At the same time, PTC will leverage the openness and flexibility inherent in our solutions to work with a variety of information sources, content management solutions and other enterprise applications.”

PTC and Arbortext believe that their mutual customers, such as Solar Turbines Incorporated, should benefit significantly from an integrated solution. “Solar Turbines Incorporated is very supportive of a strategy to integrate Arbortext with our design and data control solutions,” said Martin Habel, manager of Technical Documentation, Solar Turbines Incorporated. “We see a strong value in aligning these processes.”

PTC will hold a conference call and live webcast to discuss this acquisition on Thursday, July 7, 2005 at 8:00 a.m. ET. The webcast will be available on the Company’s web site at www.ptc.com/for/investors.htm. To access the live call, please dial 888-566-8560 (in the U.S.) or +1-517-623-4768 (international). Please use passcode PTC. A replay of the call will be available until 5:00 p.m. ET on July 11, 2005. To access the replay via webcast, please visit

www.ptc.com/for/investors.htm. To access the replay by phone, please dial 203-369-2029. Accompanying presentation materials will be available at PTC’s website at www.ptc.com/for/investors.htm.

About Arbortext

Arbortext is the leading provider of enterprise publishing software, enabling companies around the world to automate the assembly and publishing of product information, marketing documents, service instructions, maintenance procedures, technical publications, legal information and software documentation. Arbortext software allows companies to efficiently and cost-effectively publish to multiple audiences in multiple languages in multiple hardcopy and electronic output formats. As a result, companies can dramatically improve authoring productivity, reduce translation and publishing costs, enhance information quality and speed time-to-market of new products.

Current Arbortext customers include Abbott Laboratories, American Express Financial Services, Audi, Boeing, Bombardier, British Aerospace, Caterpillar, DaimlerChrysler, Ericsson, Ford, General Electric, GlaxoSmithKline, GM, IBM, Thomson Publishing, Lucent, Nokia, Nortel Networks, Oracle, Pfizer, Ricoh, Sun Microsystems, Toyota, United Airlines, Volkswagen, Volvo and the US Department of Defense including the Navy, Air Force, Army and Marine Corps. Arbortext is a founding member and active participant in the XML Activity of the World Wide Web Consortium (W3C). Headquartered in Ann Arbor, Michigan, Arbortext has offices around the world.

About PTC

PTC (Nasdaq: PMTC) provides leading Product Lifecycle Management (PLM) software solutions to more than 35,000 companies worldwide. PTC customers include many of the world’s most innovative manufacturing companies in the aerospace & defense, automotive, consumer, electronics & high technology, industrial equipment and medical products industries. PTC is included in the S&P 500 and Russell 2000 indices. For more information on PTC, please visit http://www.ptc.com.

This news release contains forward-looking statements, including statements about completion of the transaction, integration of the companies’ technologies and future growth rates. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including the following: we may be unable to satisfy the closing conditions, which include obtaining regulatory approvals, and complete the transaction; we may be unable to successfully develop and integrate the technology necessary to offer an integrated solution that complements PTC’s product development system; the market for, and customer adoption of, dynamic enterprise publishing may not grow as quickly as we expect; we may be unable to retain and maintain relationships with key employees, customers and other strategic partners of Arbortext, including those within markets and vertical industries with which PTC has little experience; as well as other risks and uncertainties detailed from time to time in reports filed by PTC with the Securities and Exchange Commission, including the Company’s most recent reports on Form 10-K and 10-Q.

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